Exhibit 10.2

EXECUTION COPY

Citibank Preferred Custody Services

Agreement

Between

Citibank, N. A. as

“Escrow Agent”

and

Montage Technology Group Limited

(the “Company”)

and

Shanghai Pudong Science and Technology Investment Co., Ltd.

(“Parent”)

and

New Star Venture Capital Investment Co., Ltd.

(“HK Co”)

Termination Fee Escrow Account —

Reverse Termination Fee Escrow Account —

(Account Numbers)

Citibank Escrow Agent Custody Account

THIS ESCROW AGREEMENT (this “Escrow Agreement” herein) is made this 11th day of June, 2014 among Montage Technology Group Limited, a Cayman Islands exempted company (the “Company”), Shanghai Pudong Science and Technology Investment Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Parent”), New Star Venture Capital Investment Co., Ltd., a limited company organized under the laws of Hong Kong (the “HK Co”), and CITIBANK, N.A. (the “Escrow Agent” herein).

The above-named parties appoint said Escrow Agent with the duties and responsibilities and upon the terms and conditions provided in Schedule A annexed hereto and made apart hereof, and references herein to this Escrow Agreement shall include Schedule A annexed hereto.

ARTICLE FIRST: The above-named parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

a)	The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule A annexed hereto (including verification of the capitalized terms used in Schedule A and defined in the Merger Agreement (as defined in Schedule A)). This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument or document. As only between the Company, Parent and HK Co, in the event of a conflict between the Merger Agreement and this Escrow Agreement, the terms of the Merger Agreement (as defined in Schedule A) shall prevail over the terms of this Escrow Agreement.

b)	The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so, so long as it first completes the telephone call back procedure described in Article Sixth.

c)	Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys’ fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Escrow Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from a breach of this Escrow Agreement as adjudicated by a court of competent jurisdiction to constitute willful misconduct or gross negligence. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder.

d)	The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such legal fees, disbursements and expenses and in addition, in the event that the Escrow Agent shall not have been paid or reimbursed for any such legal fees, disbursements or expenses within 30 calendar days of a request to the other parties hereto, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

e)	The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 2

f)	The Escrow Agent shall invest the property held in escrow in such a manner as directed in Schedule A annexed hereto, which may include deposits in Citibank and mutual funds advised, serviced or made available by Citibank or its affiliates even though Citibank or its affiliates may receive a benefit or profit therefrom. The Escrow Agent and any of its affiliates are authorized to act as counterparty, principal, agent, broker or dealer while purchasing or selling investments as specified herein. The Escrow Agent and its affiliates are authorized to receive, directly or indirectly, fees or other profits or benefits for each service, task or function performed, in addition to any fees as specified in Schedule B hereof, without any requirement for special accounting related thereto.

The parties to this Escrow Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed, by Citibank/Citigroup nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

g)	The Escrow Agent shall have no obligation to invest or reinvest the property held in escrow if all or a portion of such property is deposited with the Escrow Agent after 11:00 AM Eastern Time on the day of deposit. Instructions to invest or reinvest that are received after 11:00 AM Eastern Time will be treated as if received on the following business day in New York. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute amounts from the escrow property pursuant to the terms of this Escrow Agreement. Requests or instructions received after 11:00 AM Eastern Time by the Escrow Agent to liquidate all or any portion of the escrowed property will be treated as if received on the following business day in New York. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Escrow Agreement.

h)	In the event of any disagreement between/among any of the parties to this Escrow Agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 60 calendar days’ notice to the other parties of its intention to do so, to file an interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

i)	The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

j)	Notice to the parties shall be given as provided in Schedule A annexed hereto.

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 3

ARTICLE SECOND: The Escrow Agent shall make payments of income earned on the escrowed property as provided in Schedule A annexed hereto. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W -8 form for non-resident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property.

ARTICLE THIRD: The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time with no less than 30 calendar days’ written notice to the parties to this Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder; provided that a successor escrow agent shall have first been appointed in accordance with this Article Third. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor escrow agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor escrow agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent, which shall be a United States bank that is internationally recognized. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement.

ARTICLE FOURTH: The Escrow Agent shall receive the fees provided in Schedule B annexed hereto. In the event that such fees are not paid to the Escrow Agent within 30 calendar days of presentment to the party responsible for such fees as set forth in said Schedule B, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder. Once fees have been paid, no recapture or rebate will be made by the Escrow Agent.

ARTICLE FIFTH: Any modification of this Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.

ARTICLE SIXTH: In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent shall seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule A annexed hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the Escrow Agent has released funds from escrow other than in accordance with this Escrow Agreement, the Escrow Agent’s sole obligation is to pay or refund such amount as was erroneously released by the Escrow Agent. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent’s published savings account rate in effect in New York, New York.

ARTICLE SEVENTH: This Escrow Agreement shall be governed by the law of the State of New York in all respects. The parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in the Borough of Manhattan, City, County and State of New York, in connection with any proceedings commenced regarding this Escrow Agreement, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Escrow Agreement, and all parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue of inconvenient forum.

ARTICLE EIGHTH: This Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Escrow Agreement. Facsimile signatures on counterparts of this Escrow Agreement shall be deemed original signatures with all rights accruing thereto.

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 4

ARTICLE NINTH: The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility). Parent and HK Co shall be jointly and severally liable for all representations, warranties, covenants, agreements and obligations of each of Parent and HK Co under and pursuant to the terms of this Escrow Agreement and Schedule A attached hereto.

ARTICLE TENTH: No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent, in each case, except for references in the Merger Agreement or the Proxy Statement that Citibank, N.A. is acting as Escrow Agent for the transactions contemplated therein.

In witness whereof the parties have executed this Escrow Agreement as of the date first above written.

CITIBANK, N.A.

as Escrow Agent

By:	/s/ Kerry M. McDonough
(Signature)
Title:	Director

Date:	June 11, 2014

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 5

MONTAGE TECHNOLOGY GROUP LIMITED

By:	/s/ Howard C. Yang
(Signature)
Title:	Chief Executive Officer

Date:	June 11, 2014

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 6

NEW STAR VENTURE CAPITAL INVESTMENT CO., LTD.

By:	/s/ Qinghua Wang
(Signature)
Title:	Authorized Signatory

Date:	June 11, 2014

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 7

SHANGHAI PUDONG SCIENCE AND TECHNOLOGY INVESTMENT CO., LTD.

By:	/s/ Xudong Zhu
(Signature)
Title:	Chairman

Date:	June 11, 2014

For additional signers, attach signature pages as needed.

Citibank Preferred Custody Services – Escrow Agent Agreement	Page 8

SEC Shareholder Disclosure Rule 14b-2: SEC Rule 14b-2 directs us to contact you to request authorization to provide your name, address and share position with respect to the referenced account to requesting companies whose stock you have voting authority over. Under the Rule, we must make the disclosures for accounts opened after December 28, 1986, if requested, unless you specifically object to disclosure. Hence, failure to respond will be deemed consent to disclosure. Thank you for assisting us in complying with this SEC rule.

☐	Yes, we are authorized to release your name, address and share positions

☒	No, we are not authorized to release your name, address and share positions.

/s/ Xudong Zhu	June 11, 2014
(Signature)	(Date)
Reference Account No.:

Citi Private Bank is a business of Citigroup Inc. (“Citigroup”), which provides its clients access to a broad array of products and services available through bank and non-bank affiliates of Citigroup. Not all products and services are provided by all affiliates or are available at all locations.

Investment Products: •No Bank Guarantee •Not FDIC Insured •May Lose Value

Citigroup Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup Inc. and its affiliates. These materials are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Custody Services are provided by Citibank N.A.

Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.

© 2014 Citigroup Inc. All rights reserved.

Citibank, N.A. Member FDIC

Citibank Preferred Custody Services – Escrow Agent Agreement	Page

SEC Shareholder Disclosure Rule 14b-2: SEC Rule 14b-2 directs us to contact you to request authorization to provide your name, address and share position with respect to the referenced account to requesting companies whose stock you have voting authority over. Under the Rule, we must make the disclosures for accounts opened after December 28, 1986, if requested, unless you specifically object to disclosure. Hence, failure to respond will be deemed consent to disclosure. Thank you for assisting us in complying with this SEC rule.

☐	Yes, we are authorized to release your name, address and share positions

☒	No, we are not authorized to release your name, address and share positions.

/s/ Qinghua Wang	June 11, 2014
(Signature)	(Date)
Reference Account No.:

Citi Private Bank is a business of Citigroup Inc. (“Citigroup”), which provides its clients access to a broad array of products and services available through bank and non-bank affiliates of Citigroup. Not all products and services are provided by all affiliates or are available at all locations.

Investment Products: •No Bank Guarantee •Not FDIC Insured •May Lose Value

Citigroup Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup Inc. and its affiliates. These materials are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Custody Services are provided by Citibank N.A.

Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.

© 2014 Citigroup Inc. All rights reserved.

Citibank, N.A. Member FDIC

Citibank Preferred Custody Services – Escrow Agent Agreement	Page

Schedule A

This “Schedule A” is the Schedule A referred to in that certain Escrow Agreement dated June 11, 2014 (the Escrow Agreement, including this schedule and any other schedules and/or exhibits attached thereto, all of the terms and conditions of which are incorporated herein by reference, in each case as amended and/or supplemented from time to time in accordance with the terms hereof and thereof, the “Escrow Agreement”) by and among Montage Technology Group Limited, a Cayman Islands exempted company (the “Company”), Shanghai Pudong Science and Technology Investment Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (Parent”), New Star Venture Capital Investment Co., Limited, a Hong Kong limited company (the “HK Co”), and Citibank, N.A. (the “Escrow Agent”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement (as defined below).

WHEREAS, the Company and Parent, the sole shareholder of the HK Co, entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), whereby Merger Subsidiary will be merged with and into the Company with the Company surviving;

WHEREAS, in the event the Merger Agreement is terminated under certain circumstances as set forth therein, Parent shall be required to pay, or cause to be paid, to the Company the Reverse Termination Fee;

WHEREAS, in the event the Merger Agreement is terminated under certain circumstances as set forth therein, the Company shall be required to pay to Parent or its designee the Termination Fee;

WHEREAS, Parent desires that its subsidiary, the HK Co, (i) make the payment of the Reverse Termination Fee if required to be paid to the Company pursuant to the Merger Agreement, and (ii) receive the Termination Fee from the Company in the event required to be paid to Parent pursuant to the Merger Agreement;

WHEREAS, Parent through HK Co desires to escrow, as collateral and security for the payment (on behalf of Parent) of the Reverse Termination Fee to the Company in the event such fee becomes payable pursuant to the Merger Agreement, an amount in cash equal to the Reverse Termination Fee;

WHEREAS, the Company desires to escrow, as collateral and security for the payment of the Termination Fee to HK Co (as the designee of Parent) in the event such fee becomes payable pursuant to the Merger Agreement, an amount in cash equal to the Termination Fee; and

WHEREAS, in connection with the foregoing the Company, Parent and the HK Co have entered into the Escrow Agreement with the Escrow Agent.

I.	Description of Transaction

The parties hereto hereby appoint Citibank, N.A. as the escrow agent for the Escrowed Funds (as hereinafter defined) and direct Citibank, N.A., as the escrow agent, to open and maintain a separate escrow account for each of the Termination Fee (the “Termination Fee Escrow Account”) and the Reverse Termination Fee (the “Reverse Termination Fee Escrow Account” and together with the Termination Fee Escrow Account, the “Escrow Accounts”), in each case upon the terms and conditions set forth in this Escrow Agreement. Citibank, N.A. hereby accepts such appointment as the escrow agent for the Escrowed Funds and agrees to open and maintain the Escrow Accounts and to act as the escrow agent for the Escrowed Funds, in each case upon the terms and conditions set forth in this Escrow Agreement.

In accordance with Section 6.05 of the Merger Agreement, the Company shall deposit US$20,385,000 (the “Initial Termination Fee Escrow Amount”) via wire transfer of immediately available funds to the Termination Fee Escrow Account. Within five Business Days following the obtainment of the Company Shareholder Approval (if obtained), the Company shall deposit an additional US$20,385,000 (the “Second Termination Fee Escrow Amount” and together with the Initial Termination Fee Escrow Amount, the “Termination Fee Escrow Amount”) via wire transfer of immediately available funds to the Termination Fee Escrow Account. The amount of all deposits in the Termination Fee Escrow Account, and the interest, net realized gains and other earnings accrued on such deposits, minus any distributions therefrom hereunder are collectively referred to as the “Termination Fee Escrowed Funds”. The Escrow Agent shall have no duty to solicit the delivery of any property into the Termination Fee Escrow Account.

In accordance with Section 7.05 of the Merger Agreement, Parent, through the HK Co, shall deposit US$33,970,000 (the “Initial Reverse Termination Fee Escrow Amount”) via wire transfer of immediately available funds to the Reverse Termination Fee Escrow Account. Within five Business Days following the obtainment of the Company Shareholder Approval (if obtained), Parent, through the HK Co, shall deposit an additional US$33,970,000 (the “Second Reverse Termination Fee Escrow Amount” and together with the Initial Reverse termination Fee Escrow Amount, the “Reverse Termination Fee Escrow Amount”) via wire transfer of immediately available funds to the Reverse Termination Fee Escrow Account. The amount of all deposits in the Reverse Termination Fee Escrow Account, and the interest, net realized gains and other earnings accrued on such deposits, minus any distributions therefrom hereunder are collectively referred to as the “Reverse Termination Fee Escrowed Funds” and together with the Termination Fee Escrowed Funds, the “Escrowed Funds”. The Escrow Agent shall have no duty to solicit the delivery of any property into the Reverse Termination Fee Escrow Account.

For purposes of this Schedule A, (a) “Escrow Amounts” shall mean, together, the Termination Fee Escrow Amount and the Reverse Termination Fee Escrow Amount, and (b) “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in the People’s Republic of China (PRC) or in New York, New York are authorized or required by Applicable Law to close.

The Escrow Agent is not a party to any other provisions, covenants or agreements as may exist between the Company, on the one hand, and Parent or the HK Co, on the other hand, and shall not distribute or release the Escrowed Funds except in accordance with the express terms and conditions of Article III below; provided that the Escrow Agent shall be required to refer to the Merger Agreement to the extent it references capitalized terms used in the Escrow Agreement and this Schedule A (and solely to verify the meanings of such capitalized terms).

II.	Investment Instructions

Unless otherwise instructed in writing by the Company and Parent, the Escrow Agent shall invest and reinvest the Escrowed Funds in a “noninterest-bearing transaction account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrowed Funds shall at all times remain available for distribution in accordance with Section III below.

The Escrow Agent is authorized to establish a noninterest-bearing transaction account for each of the Termination Fee Escrowed Funds and the Reverse Termination Fee Escrowed Funds and to transfer cash balances between the Escrow Accounts and its respective noninterest-bearing transaction account as necessary to facilitate transactions as contemplated by the Escrow Agreement and this Schedule A. The parties hereto acknowledge that a monthly account statement will be issued for the noninterest-bearing transaction account in addition to the monthly account statement for the Escrow Accounts.

III.	Disbursement Instructions

The Escrow Agent shall retain the Termination Fee Escrowed Funds in the Termination Fee Escrow Account and the Reverse Termination Fee Escrowed Funds in the Reverse Termination Fee Escrow Account unless and until such funds are to be released pursuant to this Section III.

A. In the event that the HK Co delivers to the Escrow Agent a notice executed by the HK Co certifying:

(X)	(1)	that the Merger Agreement has been validly terminated by Parent pursuant to Section 10.01(c)(i) of the Merger Agreement or by the Company pursuant to Section 10.01(d)(i) of the Merger Agreement,

(2)	that pursuant to Section 11.04(b)(i) of the Merger Agreement Parent or its designee is entitled to payment by the Company of the Termination Fee and that Parent is entitled to the return of all of the Reverse Termination Fee Escrow Funds, and

(3)	the dollar amount (USD) to which Parent or its designee is entitled under Section 11.04(b)(i) of the Merger Agreement in respect of the Termination Fee, or

(Y)	(1)	that the Merger Agreement has been validly terminated by Parent pursuant to Section 10.01(c)(iii) of the Merger Agreement,

(2)	that pursuant to Section 11.04(b)(iv) of the Merger Agreement Parent or its designee is entitled to the payment by the Company of the Initially Deposited Termination Fee and that the HK Co is entitled to the return of all of the Reverse Termination Fee Escrow Funds, and

(3)	the dollar amount (USD) to which Parent or its designee is entitled under Section 11.04(b)(iv) of the Merger Agreement in respect of the Initially Deposited Termination Fee,

then, subject to Section III(D) below, no less than two but no more than three Business Days from delivery of a copy of such notice by the HK Co to the Escrow Agent and the Company (provided, that such notice shall not be deemed valid unless such notice is delivered by electronic mail (email) substantially concurrently to the Company), the Escrow Agent shall disburse (x) by wire transfer of immediately available funds to the HK

Co as set forth in Annex A or as otherwise directed in such notice, (i) out of the Termination Fee Escrow Account, the amount of the Termination Fee Escrow Funds specified in such notice and (ii) the full amount of the Reverse Termination Fee Escrowed Funds held in the Reverse Termination Fee Escrow Account and (y) to the Company as set forth in Annex A or as may otherwise be directed in a notice to the Escrow Agent executed by the Company, the amount of the remaining Termination Fee Escrowed Funds held in the Termination Fee Escrow Account, after disbursement of the amounts provided for in clause (x)(i) immediately above.

Each of Parent and HK Co agree that it shall deliver to the Company by electronic mail (email) and its counsel a copy of each notice it delivers to the Escrow Agent pursuant to this Section III(A) substantially concurrent with the delivery of such notice to the Escrow Agent.

B. In the event that the Company delivers to the Escrow Agent a notice executed by the Company certifying:

(X)	(1)	that the Merger Agreement has been validly terminated by the Company or Parent pursuant to Section 10.01(b)(i) or Section 10.01(b)(ii) of the Merger Agreement or by the Company pursuant to Section 10.01(d)(iii) of the Merger Agreement,

(2)	that pursuant to Section 11.04(b)(iii) of the Merger Agreement the Company is entitled to payment by Parent or Parent Assignee of the Reverse Termination Fee and the Company is entitled to the return of all of the Termination Fee Escrowed Funds, and

(3)	the dollar amount (USD) to which the Company is entitled under Section 11.04(b)(iii) of the Merger Agreement in respect of the Reverse Termination Fee, or

(Y)	(1)	that the Merger Agreement has been validly terminated by the Company pursuant to Section 10.01(d)(iv) of the Merger Agreement,

(2)	that pursuant to Section 11.04(b)(v) of the Merger Agreement the Company is entitled to payment by Parent, through the HK Co, of the Initially Deposited Reverse Termination Fee and the Company is entitled to the return of all of the Termination Fee Escrowed Funds; and

(3)	the dollar amount (USD) to which the Company is entitled under Section 11.04(b)(v) of the Merger Agreement in respect of the Initially Deposited Reverse Termination Fee,

then, subject to Section III(D) below, no less than two but no more than three Business Days from delivery of a copy of such notice by the Company to the Escrow Agent and HK Co (provided, that such notice shall not be deemed valid unless such notice is delivered by electronic mail (email) substantially concurrently to the HK Co), the Escrow Agent shall disburse (x) by wire transfer of immediately available funds to the Company as set forth in Annex A or as otherwise directed in such notice, (i) out of the Reverse Termination Fee Escrow Account, the amount of the Reverse Termination Fee Escrowed Funds specified in such notice and (ii) the full amount of the Termination Fee Escrowed Funds held in the Termination Fee Escrow Account, and (y) to the HK Co as set forth in Annex A or as may otherwise be directed in a notice to the Escrow Agent executed by the HK Co, the amount of the remaining Reverse Termination Fee Escrowed Funds held in the Reverse Termination Fee Escrow Account, after disbursement of the amounts provided for in clause (x) immediately above.

The Company agrees that it shall deliver by electronic mail (email) to the HK Co and its counsel a copy of each notice it delivers to the Escrow Agent pursuant to this Section III(B) substantially concurrent with the delivery of such notice to the Escrow Agent.

C. In the event that either the HK Co or the Company delivers to the Escrow Agent a notice executed by the HK Co or the Company, as applicable, and certifying that

(1) the Merger Agreement has been validly terminated by the Company and/or Parent pursuant to the terms thereof and

(2) pursuant to the terms of the Merger Agreement, neither the Termination Fee nor the Initially Deposited Termination Fee is payable to Parent and neither the Reverse Termination Fee nor the Initially Deposited Reverse Termination Fee is payable to the Company, then, subject to Section III(D) below, no less than two but no more than three Business Days from delivery of a copy of such notice by either the Company or the HK Co, as applicable, to the Escrow Agent and the other party hereto (provided, that such notice shall not be deemed valid unless such notice is delivered by electronic mail (email) substantially concurrently to such other party hereto), the Escrow Agent shall disburse (x) the full amount of the Termination Fee Escrowed Funds held in the Termination Fee Escrow Account by wire transfer of immediately available funds to the Company as set forth in Annex A or as otherwise directed in a notice to the Escrow Agent executed by the

Company and (y) the full amount of the Reverse Termination Fee Escrowed Funds held in the Reverse Termination Fee Escrow Account by wire transfer of immediately available funds to the HK Co as set forth in Annex A or as directed in a notice to the Escrow Agent executed by the HK Co.

Each of the Company and the HK Co agrees that it shall deliver to the HK Co or the Company, as applicable, and its counsel a copy of each notice it delivers to the Escrow Agent pursuant to this Section III(C) substantially concurrent with the delivery of such notice to the Escrow Agent.

D. In the event that the Escrow Agent receives a notice in accordance with any of the foregoing clauses of this Section III and that, prior to disbursing the Escrowed Funds, the Escrow Agent receives a notice from the Company or the HK Co objecting to such disbursement, then the Escrow Agent shall not disburse the Termination Fee Escrowed Funds or the Reverse Termination Fee Escrowed Funds until (x) delivery to the Escrow Agent of joint instructions executed by both the HK Co and the Company and then only in accordance with such joint instructions or (y) receipt of an order of a court specified in the Escrow Agreement ordering disbursement of the Termination Fee Escrowed Funds or the Reverse Termination Fee Escrowed Funds and then only in accord with such court order.

E. In the event that the Escrow Agent receives joint instructions executed by both the HK Co and the Company requesting the release of the Escrowed Funds, then the Escrow Agent shall release the Escrowed Funds in accordance with such joint instructions. The Company, Parent and the HK Co agree that in connection with the Closing under the Merger Agreement, (i) the Company and HK Co shall execute and deliver joint instructions to the Escrow Agent to request that the Escrow Agent disburse (x) the full amount of the Termination Fee Escrowed Funds held in the Termination Fee Escrow Account by wire transfer of immediately available funds to the Company as set forth in Annex A or as otherwise directed by the Company and (y) the full amount of the Reverse Termination Fee Escrowed Funds held in the Reverse Termination Fee Escrow Account by wire transfer of immediately available funds to the Paying Agent and applied toward payment of a portion of the Merger Consideration payable under the Merger Agreement (or as otherwise directed by HK Co).

F. Parent and HK Co shall be jointly and severally liable for all representations, warranties, covenants, agreements and obligations of each of Parent and HK Co under and pursuant to the terms of the Escrow Agreement and this Schedule A.

IV.	Tax Information

The Company shall be responsible for and the taxpayer on all taxes due on the interest or income earned on such portion or all, if any, as applicable, of the Termination Fee Escrowed Funds that it receives pursuant to Section III hereof for the calendar year in which such interest or income is earned, and the HK Co shall be responsible for and the taxpayer on all taxes due on the interest or income earned on such portion, if any, of the Termination Fee Escrowed Funds that it receives pursuant to Section III hereof for the calendar year in which such interest or income is earned. To the extent the Reverse Termination Fee Escrowed funds are disbursed to the Company pursuant to Section III hereof, the Company shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Reverse Termination Fee Escrowed Funds for the calendar year in which such interest or income is earned, otherwise the HK Co shall be responsible for and the taxpayer on all taxes due on the interest or income earned, if any, on the Reverse Termination Fee Escrowed Funds for the calendar year in which such interest or income is earned. A W-8BEN for each of the Company and the HK Co shall be provided to the Escrow Agent upon execution of this Escrow Agreement. For proxy and corporate action purposes, the Company shall be the primary owner of the Termination Fee Escrow Account and HK Co shall be the primary owner of the Reverse Termination Fee Escrow Account.

V.	Termination of the Escrow Account

This Escrow Agreement, the duties of the Escrow Agent and the Escrow Accounts shall automatically terminate upon the payment in full by the Escrow Agent of all of the Escrowed Funds as directed herein.

VI.	Notices

Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile or email) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties):

If to the Company:
Name:	Montage Technology Group Limited
Address:	Room A1601, Technology Building, 900 Yi Shan Road
Xuhui District, Shanghai, 200233
People’s Republic of China
Attn:	Howard Yang
Telephone:	+86-21-6128-5678
Facsimile:	+86-21-5426-3132 +1-408-982-2789
Email:	howard.yang@montage-tech.com mark.voll@montage-tech.com

With a copy to the Company’s counsel:
Name:	O’Melveny & Myers LLP
Address:	Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Attn:	Paul Scrivano, Esq.
Telephone:	415-984-8734
Facsimile:	415-984-8701
Email:	pscrivano@omm.com

If to the HK Co or Parent:
Name:	Shanghai Pudong Science and Technology Investment Co., Ltd.
Address:	13 Building, No. 439 Chunxiao Rd.
Zhangjiang High-Tech Park, Pudong, Shanghai, PRC
Attn:	Qinghua Wang / Xuexia Duan
Telephone:	+86-21-5027-6353 / +86-21-5027-6322
+86-13501778483 / +86-13482274160
Facsimile:	+86-21-5027-6385
Email:	wangqh@pdsti.com / duanxx@pdsti.com / xuexiaduan@126.com

With a copy to the HK Co’s and Parent’s counsel:
Name:	Kirkland & Ellis
Address:	26th Floor, Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong
Attn:	David Zhang / Stephanie Tang
Telephone:
Facsimile: Email:	852-03761-3301 david.zhang@kirkland.com and stephanie.tang@kirkland.com

If to the Escrow Agent

Name:	Citibank, N.A.
Address:	Citi Private Bank
153 East 53rd Street, 21st Floor
New York, NY 10022
Attn:	Ms. Kerry McDonough, Director
Telephone:	212-783-7110
Facsimile: Email:	212-783-7131 kerry.mcdonough@citi.com

VII.	Account Statements and Advices

The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions made in respect of the Escrowed Funds. Unless instructed otherwise in writing by the party in question, the Escrow Agent shall prepare monthly account statements for the Escrow Accounts and deliver such statements to all parties listed in the “Notices” section herein within ten days from the close of each month, statements shall set forth all investments, receipts, disbursements and other transactions effected by the Escrow Agent, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Escrow Accounts at the end of such month. All such parties shall also receive advices for all transactions in the Escrow Account as any such transactions occur. Any party hereto may at any time during the Escrow Agent’s business hours (with reasonable notice) inspect any records or reports relating to the Escrow Fund.

VIII.	AUTHORIZED PERSONS OF THE COMPANY AND THE HK CO

The Escrow Agent shall be authorized to take instructions singly from each of Howard Yang (Telephone: +86-21-6128-5678) or Mark Voll (Telephone: 1-408-982-2780; Alternate Phone: +86-21-6128-5678 x8618) on behalf of the Company and Xuexia Duan (Telephone: +86-21-5027-6322; Alternative/Cell Phone: +86-134-8227-4160) or Qinghua Wang (Telephone: +86-21-5027-6353; Alternative/Cell Phone: +86-135-0177-8483) on behalf of the HK Co and Parent with respect to the Escrowed Funds in accordance with the terms herein. The above persons shall also be the designated callback authorized individuals of the Company and the HK Co, respectively, and at least one of the above persons on behalf of each of the Company, on the one hand, and HK Co and Parent, on the other hand, shall be notified by the Escrow Agent, prior to the release of all or a portion of the Escrowed Funds from the Escrow Accounts; provided, that if the designated person of the party not receiving any of the Escrowed Funds from the Escrow Account does not answer the telephone call by the Escrow Agent or respond to the Escrow Agent after two (2) telephone calls (separated by at least 18 hours) by the Escrow Agent to such person, the callback procedure of the Escrow Agent under this paragraph shall be deemed satisfied with respect to such party.

IX.	Certificate of Incumbency

A Certificate of Incumbency for each of the Company, HK Co and Parent shall be provided to the Escrow Agent upon execution of this Escrow Agreement.

X.	Fee Information; Miscellaneous

The HK Co shall be responsible for and agrees to promptly pay the Escrow Agent, upon request from the Escrow Agent, Escrow Agent’s compensation with respect to the Reverse Termination Fee Escrow Account as set forth on Schedule B for its services as escrow agent hereunder, and to reimburse the Escrow Agent for all costs and expenses in connection with the performance of its duties and obligations hereunder in connection with the Reverse Termination Fee Escrow Account, including reasonable attorneys’ fees incurred by the Escrow Agent. The Company shall be responsible for and agrees to promptly pay the Escrow Agent, upon request from the Escrow Agent, Escrow Agent’s compensation with respect to the Termination Fee Escrow Account as set forth on Schedule B for its services as escrow agent hereunder, and to reimburse the Escrow Agent for all costs and expenses in connection with the performance of its duties and obligations hereunder in connection with the Termination Fee Escrow Account, including reasonable attorneys’ fees incurred by the Escrow Agent. All references in the Escrow Agreement and this Schedule A to “$”, “USD” or “dollars” refer to United States dollars. The Escrow Agreement and this Schedule A is in the English language, and while the Escrow Agreement and/or this Schedule A may be translated into other languages, the English version of the Escrow Agreement and of this Schedule A shall control.

XI.	Assignment

Unless otherwise agreed in writing by the parties hereto, no rights or obligations under the Escrow Agreement or this Schedule A may be assigned or delegated by operation of law or otherwise, and any purported assignment or delegation in violation of this Section XI is void.

XII.	Confidentiality

The Escrow Agent agrees to treat information relating to all aspects of the transactions contemplated in the Escrow Agreement and this Schedule A as confidential information and agrees not to disclose such information to any other person without the prior written consent of each of the Company and the HK Co. The Escrow Agent shall not make any public disclosures or statements to the press or any other person with respect to the transactions contemplated hereunder without the prior written consent of each of the Company and the HK Co.

XII.	Limited Rights in Escrow Property; Security Interest.

(a) It is the intention of the parties hereto that this Escrow Agreement create a true escrow and none of the parties shall have any ownership of, or rights in, the Escrow Accounts or the Escrowed Funds, other than the limited contractual right to receive the Escrow Funds under the circumstances specified in Section III of this Schedule A.

(b) As security for the due and punctual payment when due of the Termination Fee, the Company hereby pledges, assigns and grants to HK Co, a continuing security interest in, and a lien on, all of its rights, title and interest to, and arising under, this Escrow Agreement, whether now owned or hereafter acquired. As security for the due and punctual payment when due of the Reverse Termination Fee, HK Co hereby pledges, assigns and grants to the Company, a continuing security interest in, and a lien on, all of its rights, title and interest to, and arising under, this Escrow Agreement, whether now owned or hereafter acquired. The Company and HK Co, in their capacities as issuers of their respective escrow under this Escrow Agreement, are collectively referred to herein as the “Escrow Issuers.”

(c) If, notwithstanding the intention of the parties set forth in XII(a) hereof, the Company is determined to have any right, title or interest in the Termination Fee Escrowed Funds whether now owned or hereafter acquired, then as security for the due and punctual payment when due of the Termination Fee, the Company hereby pledges, assigns and grants to HK Co, a continuing security interest in, and a lien on, the Termination Fee Escrowed Funds. If, notwithstanding the intention of the parties set forth in XII(a) hereof, HK Co is determined to have any right, title or interest in the Reverse Termination Fee Escrowed Funds whether now owned or hereafter acquired, then as security for the due and punctual payment when due of the Reverse Termination Fee, HK Co hereby pledges, assigns and grants to the Company, a continuing security interest in, and a lien on, the Reverse Termination Fee Escrowed Funds.

(d) The parties hereto acknowledge and agree that: (i) each Escrow Account will be treated as a “Securities Account,” (ii) the Escrowed Amounts will be treated as “Financial Assets,” (iii) this Agreement governs the Escrow Accounts and provides rules governing the priority among possible “Entitlement Orders” received by the Escrow Agent as “Securities Intermediary” from the Escrow Issuers and any other persons entitled to give “Entitlement Orders” with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York. The Escrow Agent is a “Securities Intermediary” with respect to the Escrow Accounts and the “Financial Assets” credited to the Escrow Account. Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “UCC”), will apply to this Agreement, and all terms quoted in this Section XII will have the meanings assigned to them by Article 8 of the UCC.

(e) The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to each Escrow Account will be promptly credited to such Escrow Account by the Escrow Agent. The Escrow Agent has not and shall not enter into any control agreement or any other agreement relating to the Escrow Account or the Escrowed Funds with any other third party without the prior written consent of the Escrow Issuers, except for this Escrow Agreement.

(f) The Company acknowledges and agrees that the Termination Fee Escrow Account will be under the control (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) of HK Co and, notwithstanding any other provision of this Escrow Agreement, the Escrow Agent will comply with all “Entitlement Orders” and instructions given by HK Co with respect to the Termination Fee Escrow Account or Termination Fee Escrowed Funds without further consent of the Company. HK Co acknowledges and agrees that the Reverse Termination Fee Escrow Account will be under the control (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) of the Company and, notwithstanding any other provision of this Escrow Agreement, the Escrow Agent will comply with all “Entitlement Orders” and instructions given by the Company with respect to the Reverse Termination Fee Escrow Account or Reverse Termination Fee Escrowed Funds without further consent of HK Co.

(g) Except as expressly set forth in Sections II and III hereof, none of the Escrow Issuers shall have any right to give any “Entitlement Orders” or instructions. Each Escrow Issuer agree to take all steps necessary or as may be reasonably requested by the other party in connection with the perfection of the such party’s security interest in this Agreement and the applicable Escrowed Amounts and, without limiting the generality of the foregoing, each of the Escrow Issuers hereby authorizes the other party to file one or more UCC financing statements, in such jurisdictions and filing offices and containing such description of collateral as is necessary or advisable in order to perfect the security interest granted herein (although such right shall not be implied in any way to impose any obligation on the Escrow Agent to do so).

(h) Upon the release of any Escrowed Amounts pursuant to Section III hereof, the applicable security interest hereunder automatically terminate with respect to any such Escrowed Amounts without any further action and such released Escrowed Amounts will be delivered free and clear of any and all liens, claims or encumbrances of any person. At the written request of the applicable Escrow Issuers, the other party will give all necessary authorizations to allow such Escrow Issuer or its designee to terminate any financing statements and will execute such other documents without recourse, representation or warranty of any kind as such Escrow Issuer may reasonably request in writing to evidence or confirm the termination of the security interest in such released Escrow Amounts.

XIII.	Consent to Jurisdiction by the Company, Parent and HK Co.

Each of Parent, HK Co and the Company hereby irrevocably and unconditionally designates, appoints and empowers Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, NY 10017, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against such party in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with the Escrow Agreement or this Schedule A and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of Parent, HK Co and the Company agrees to promptly designate a new designee, appointee and agent in the State of New York on the terms and for the purposes of this Article XIII reasonably satisfactory to the other parties hereto. Parent, HK Co and the Company hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against Parent, HK Co and the Company, respectively, by serving a copy thereof upon the relevant agent for service of process referred to in this Article XIII (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by sending copies thereof by a recognized next day courier service to Parent, HK Co. and the Company, respectively, at its address specified in or designated pursuant to the Escrow Agreement and this Schedule A. Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The parties agree that service of process may also be effected by certified or registered mail, return receipt requested, or by reputable overnight courier service, directed to the other party at the addresses set forth herein, and service so made shall be completed when received.

Annex A

Company Default Wire Instructions

HK Co Default Wire Instructions

Paying Agent Wire Transfer Instructions

To be provided at or prior to the Closing of the Merger.

A-1